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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                 January 6, 2000

                            THE ACKERLEY GROUP, INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

           1-10321                                   91-1043807
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   (Commission File Number)               IRS Employer Identification No.

                          1301 Fifth Avenue, Suite 4000
                            Seattle, Washington 98101
               (Address of principal executive offices) (zip code)

       Registrant's telephone number, including area code: (206) 624-2888

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On January 5, 2000, we completed the sale of substantially all our Miami/Ft. Lauderdale and West Palm Beach outdoor billboard assets held by our wholly-owned subsidiaries to Eller Media Company, a subsidiary of Clear Channel Communications, Inc., for $300 million in cash. The amount paid represents 34 times our Florida outdoor division's 1999 operating cash flow.

         We used $199 million of the proceeds to eliminate our current outstanding senior bank debt. The remainder, as well as a $325 million unused revolver, is available to fuel future acquisitions in the outdoor, television, radio and sports and entertainment markets that benefit our existing media properties.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a) Financial Statements - The requisite historical financial information will be filed as soon as available, but no later than 60 days after this Report was required to be filed.

         (b) Pro forma Financial Information - The requisite pro forma financial information will be filed as soon as available, but no later than 60 days after this Report was required to be filed.

         (c) Exhibits.

                (10.1) Asset Purchase Agreement dated as of November 10, 1999 between AK Media Group, Inc. and Eller Media Company.

                (10.2) Amendment No. One to Asset Purchase Agreement dated as of December 28, 1999 between AK Media Group, Inc., AK Florida, Inc. and Eller Media Company.

                (99) Press Release dated January 6, 2000 issued by The Ackerley Group, Inc. to announce the completion of the sale of AK Media/Florida.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         Dated:  January 11, 2000

                                   THE ACKERLEY GROUP, INC.

                                   By: /s/ DENIS M. CURLEY
                                      -----------------------------------------
                                      Denis M. Curley
                                      Co-President and Chief Financial Officer


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